UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

KKR Financial Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	001-33437	11-3801844
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

555 California Street, 50th Floor
San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

415-315-3620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

The annual meeting of holders of common shares of KKR Financial Holdings LLC (the “Company”) was held on April 25, 2012, and the matters voted upon at the annual meeting and the results of the votes were as follows:

(a)  The nominees named below were elected to serve as members of the board of directors of the Company until the next annual meeting of the holders of common shares and until their respective successors are duly elected and qualify, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Tracy L. Collins	100,202,527	453,576	57,604,208
Robert L. Edwards	100,176,178	479,925	57,604,208
Vincent Paul Finigan	100,164,003	492,100	57,604,208
Paul M. Hazen	100,157,000	499,103	57,604,208
R. Glenn Hubbard	100,099,109	556,994	57,604,208
Ross J. Kari	100,171,224	484,879	57,604,208
Ely L. Licht	100,194,426	461,677	57,604,208
Deborah H. McAneny	100,186,587	469,516	57,604,208
Scott C. Nuttall	100,184,360	471,743	57,604,208
Scott A. Ryles	100,188,761	467,342	57,604,208
William C. Sonneborn	100,193,704	462,399	57,604,208
Willy R. Strothotte	42,673,843	57,982,260	57,604,208

(b)  The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2012 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions
157,198,783	725,080	336,448

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

KKR Financial Holdings LLC
(Registrant)

Date: April 27, 2012		/s/ MICHAEL R. MCFERRAN
	By:	Michael R. McFerran
Chief Financial Officer
(Principal Financial and Accounting Officer)